                                                                     EXHIBIT (b)

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of Advent Claymore Convertible Securities and Income Fund (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  1/8/2004
      --------------

/s/ Tracy V. Maitland
------------------------

Name:  Tracy V. Maitland

Title: President and Chief Executive Officer


/s/ Paul Latronica
------------------------

Name:  Paul Latronica

Title: Treasurer and Chief Financial Officer